Exhibit 10.55

Strictly private and confidential

To be opened by addressee only

BY ELECTRONIC MAIL

December 17, 2010

Shaun Lynn

Dear Shaun:

Reference is made to your partnership interests in BGC Holdings, L.P. (“BGC Holdings” or the “Partnership”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement of Limited Partnership of BGC Holdings, amended and restated as of March 31, 2008 (as further amended from time to time, the “Partnership Agreement”).

You acknowledge and agree that, as soon as practicable, the Partnership shall, with respect to 754,770 Founding Partner Units held by you as of December 15, 2010 and otherwise exchangeable pro-rata upon a schedule of April 1 of 2014, 2015, and 2016, respectively (the “Eligible FPUs”), cause such Eligible FPUs to become exchangeable into shares of BGC Partners, Inc. Class A Common Stock (“BGC Shares”), subject to the terms and conditions of the Partnership Agreement. In addition, the Partnership shall redeem 350,000 of the Eligible FPUs for a cash payment determined based upon the average closing price of BGC Shares for the ten business days immediately following December 15, 2010, less a 2% commission fee (the “Payment”). In connection with the exchangeability acceleration and redemption stated above, the total number of FPUs you currently hold shall be reduced from 2,015,898 to 1,665,898 FPUs, of which 911,129 will be exchangeable. Such Payment shall be less all applicable taxes, deductions, and withholdings, and payable to you as soon as practicable after such redemption.

You agree to execute any and all documents as required by the Partnership in connection with executing the foregoing. This letter shall be governed by the terms and conditions of, as well as the same venue and choice of law provisions, governing the Partnership Agreement.

This letter agreement contains the entire agreement and understanding of each of the parties hereto with respect to the subject matter hereof, and neither party is relying upon any promises, representations or inducements, written, oral or otherwise, which are not set forth in this letter agreement.

This letter agreement may only be treated as an offer capable of acceptance if executed by Howard W. Lutnick on behalf of the General Partner. It may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. Each such counterpart signature may be delivered via telecopier or email.

Sincerely,

BGC HOLDINGS, L.P.

By:	/S/ HOWARD W. LUTNICK
Name: Howard W. Lutnick Title: Chairman and CEO

Accepted and Agreed:

PARTICIPANT

Signature:	/S/ SHAUN LYNN
Shaun Lynn

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